UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Pillar Agreement

On April 30, 2013, Idera Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Pillar Pharmaceuticals I, L.P. (“Pillar I”), Pillar Pharmaceuticals II, L.P., and an entity affiliated with Pillar I and Pillar II (together with Pillar I and Pillar II, the “Pillar Entities”).

Under the Agreement, Pillar I, in its capacity as holder of 100% of the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”), has irrevocably agreed to waive the right of the holders of the Series D Preferred Stock under Section 2.1 of the Certificate of Designations, Preferences and Rights of Series D Preferred Stock (the “Series D Certificate of Designations”) to receive, in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”) an amount per share of Series D Preferred Stock equal to the original issue price of such share of Series D Preferred Stock plus any dividends accrued or declared but unpaid thereon to the extent such amount is greater than the amount that would have been payable with respect to such share had all shares of Series D Preferred Stock been converted into shares of the Company’s Common Stock immediately prior to such Liquidation, and that upon a Liquidation the holders of the Series D Preferred Stock will receive an amount per share of Series D Preferred Stock equal to the amount that would be payable with respect to such share had all shares of Series D Preferred Stock been converted into shares of the Company’s Common Stock immediately prior to such Liquidation.

In addition, under the Agreement, Pillar II and the entity affiliated with Pillar II, together the holders of 100% of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), have irrevocably agreed to waive the right of the holders of the Series E Preferred Stock under Section 2.1.1 of the Certificate of Designations, Preferences and Rights of Series E Preferred Stock (the “Series E Certificate of Designations”) to receive, in the event of a Liquidation, an amount per share of Series E Preferred Stock equal to the original issue price of such share of Series E Preferred Stock plus any dividends accrued or declared but unpaid thereon to the extent such amount is greater than the amount that would have been payable with respect to such share had all shares of Series E Preferred Stock been converted into shares of the Company’s Common Stock immediately prior to such Liquidation, and that upon a Liquidation the holders of the Series E Preferred Stock will receive under Section 2.1 of the Series E Certificate of Designations an amount per share of Series E Preferred Stock equal to the amount that would be payable with respect to such share had all shares of Series E Preferred Stock been converted into shares of the Company’s Common Stock immediately prior to such Liquidation.

Under the Agreement, the Company has agreed to seek approval from its stockholders at its 2013 annual meeting of stockholders of amendments to the Series D Certificate of Designations and Series E Certificate of Designations to effect these changes to the liquidation provisions of the Series D Preferred Stock and Series E Preferred Stock, and each Pillar Entity has agreed:

•

to vote, and to cause its affiliates to vote, all shares of the Company’s voting stock held by such Pillar Entity or its affiliates, and over which such Pillar Entity or its affiliates has the power to vote, in favor of such amendments; and

•

not to, and to cause its affiliates not to, sell or transfer any shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock held by such Pillar Entity or its affiliates to any person, entity or group unless such proposed transferee agrees in a written instrument executed by such transferee, the applicable Pillar Entity and the Company to take and hold such securities subject to, among other things, the Agreement and to be bound by the terms of the Agreement, including the waiver of rights, voting agreements and restrictions on transfer set forth therein.

In consideration of the agreements of the Pillar Entities under the Agreement and the delivery of the waivers by the Pillar Entities, and for no additional cash consideration, the Company has agreed to issue to the Pillar Entities warrants (the “Pillar Warrants”) to purchase up to an aggregate of 1,000,000 shares of the Company’s Common Stock (with each Pillar Entity receiving its pro rata portion thereof). The Pillar Warrants will have an exercise price per share equal to the greater of (a) $0.79 and (b) to the extent that warrants to purchase shares of the

Company’s Common Stock are issued in a qualified financing, the per share exercise price of the warrants issued in such qualified financing, which would include the exercise price of any warrants issued in this offering to the extent that this offering is deemed to be a qualified financing.

The Agreement, including the Company’s obligations to issue the Pillar Warrants, will become effective upon the consummation of a qualified financing. The Agreement will terminate in the event that a qualified financing is not consummated by October 1, 2013. Under the terms of the Agreement, a qualified financing is defined as the issuance and sale of the Company’s equity securities from and after the date of the Agreement in one or more closings resulting in aggregate gross proceeds to the Company of at least $12.5 million.

The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The form of Warrant to be issued to the Pillar Entities is included as Exhibit A to the Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing descriptions of the Agreement and the Pillar Warrants do not purport to be complete and is qualified in its entirety by reference to such exhibits.

Registration Rights Agreement

In addition, upon the Effective Date, the Company will enter into a Registration Rights Agreement with the Pillar Entities (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement with the Securities and Exchange Commission regarding the resale of the shares of Common Stock issuable upon exercise of the Pillar Warrants. The Company will be subject to specified cash penalties if it fails to file and maintain an effective registration statement. Such penalties are limited to a cumulative maximum penalty equal to 10% of the aggregate exercise price of the Pillar Warrants then held by the Pillar Entities which are not able to be sold pursuant to a registration statement. The Company will be required to use its reasonable best efforts to maintain the registration statement’s effectiveness until no shares of Common Stock issued or issuable upon exercise of the Pillar Warrants remain outstanding or issuable, as applicable.

The Form of Registration Rights Agreement is included as Exhibit B to the Agreement attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: May 2, 2013	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated April 30, 2013, among the Company and the Pillar Entities (incorporated by reference to Exhibit 10.50 to the Company’s Registration Statement on Form S-1, file number 333-187155, filed on May 1, 2013)